Exhibit 99.2

1700 South Patterson Boulevard Dayton, OH 45479

NEWS RELEASE

For media information:	For investor information:

Janet Brewer NCR Corporation (937) 445-6779 janet.brewer@ncr.com	Gavin Bell NCR Corporation (937) 445-3276 gavin.bell@ncr.com

For Release on December 5, 2007

NCR to Hold Analyst Day on Dec. 6, 2007

DAYTON, Ohio –As previously announced, NCR Corporation (NYSE: NCR) will make presentations to the investment community on Dec. 6, 2007, regarding the company’s business strategy.

The presentation materials will be available on Dec. 6, 2007, on the NCR investor relations home page, http://investor.ncr.com.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a global technology company leading how the world connects, interacts and transacts with business. NCR’s assisted- and self-service solutions and comprehensive support services address the needs of retail, financial, travel, healthcare, hospitality, gaming and public sector organizations in more than 100 countries. NCR (www.ncr.com) is headquartered in Dayton, Ohio.

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NCR is a trademark of NCR Corporation in the United States and other countries.

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Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include those relating to: the separation of Teradata and NCR’s other businesses, including the ability of NCR to operate as an independent entity; the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-service technologies), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; the effect of currency translation; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of continued cost-control measures being taken by the company; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.